Certain Financial and Other Information

The Company does not, as a matter of course, make public forecasts or projections as to its future financial performance. However, in connection with the Company's evaluation of a possible transaction with IXC Communications, Inc. ("IXC"), the Company developed certain projections regarding the Company and IXC. Set forth below is (i) certain projected combined financial data for the Company and IXC, which gives effect to anticipated synergies and (ii) the Company's estimates of results for IXC for fiscal 1999. Also set forth below is a discussion of anticipated synergies arising from the transaction.


Projected Combined Financial Data for the Company and IXC
(Dollars in millions)


                               2000        2001      2002       2003     2004
                               ----        ----      ----       ----     ----

Revenues..................   $2,097      $2,632    $3,353     $4,170   $5,037
EBITDA....................      477         638       849      1,097    1,357
Capital Expenditures......      805         596       430        458      488

Note:    Projections include synergies.


Estimated IXC Fiscal 1999 Results

Based upon the Company's due diligence review and discussions with IXC's management, the Company expects that IXC will generate fiscal year 1999 revenue of approximately $640 million and EBITDA, excluding restructuring charges, of break-even or below.

Potential Synergies

          The Company believes that the combination of the Company with IXC will allow it to offer a broader suite of services to its customers than either company could have offered on its own. In addition, the Company believes it will be able to utilize its local assets and experience and IXC's national infrastructure in developing value-added, customer-oriented communications solutions to enhance the Company's ability to compete for large business customers. Anticipated incremental synergies resulting from the merger include:


         Synergy                           Opportunity

Revenue Efficiencies               Opportunity to increase revenue
                                   realization on in-region long
                                   distance voice traffic and increase
                                   sales of data services to in-region
                                   customers

Operating Efficiencies             Opportunity to eliminate certain
                                   duplicative corporate and administrative functions between the Company and IXC;
                                   use of IXC's network to transport the
                                   Company's out-of-region long distance
                                   traffic

Capital Efficiencies               Opportunity to postpone and/or
                                   eliminate certain expected network
                                   capital expenditures such as the cost of developing and constructing additional network operating centers

          The Company has also identified market opportunities that may produce additional value as a result of the merger. For example, opportunities to create new revenue in data network services, dedicated and dial-up Internet access, web hosting and application services, and national data product offerings could produce substantial incremental value.

THE PROJECTIONS INCLUDED HEREIN WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH PUBLISHED GUIDELINES OF THE SECURITIES AND EXCHANGE COMMISSION OR THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROJECTIONS OR FORECASTS. THESE FORWARD-LOOKING STATEMENTS (AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1996) ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE PROJECTIONS. THE PROJECTIONS ALSO REFLECT NUMEROUS ASSUMPTIONS WITH RESPECT TO INDUSTRY PERFORMANCE, GENERAL BUSINESS, ECONOMIC, MARKET AND FINANCIAL CONDITIONS AND OTHER MATTERS, ALL OF WHICH ARE DIFFICULT TO PREDICT, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE

ASSUMPTIONS MADE IN PREPARING THE PROJECTIONS WILL PROVE ACCURATE, AND ACTUAL RESULTS MAY BE MATERIALLY GREATER OR LESS THAN THOSE CONTAINED IN THE PROJECTIONS. THE INCLUSION OF THE PROJECTIONS HEREIN SHOULD NOT BE REGARDED AS AN INDICATION THAT THE COMPANY, IXC OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES CONSIDERED OR CONSIDER THE PROJECTIONS TO BE A RELIABLE PREDICTION OF FUTURE EVENTS, AND THE PROJECTIONS SHOULD NOT BE RELIED UPON AS SUCH. NONE OF THE COMPANY, IXC OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES ASSUMES ANY RESPONSIBILITY FOR THE VALIDITY, REASONABLENESS, ACCURACY OR COMPLETENESS OF THE PROJECTIONS. NONE OF THE COMPANY, IXC OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE, OR MAKES, ANY REPRESENTATION TO ANY PERSON REGARDING THE INFORMATION CONTAINED IN THE PROJECTIONS AND NONE OF THEM INTENDS TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE PROJECTIONS ARE SHOWN TO BE IN ERROR.